EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FIRST QUARTER 2012 RESULTS

~ Revenues Grow 33%, EBITDAS Increases 42% and EPS up 67%; Expands Share Repurchase Program~

Saint Louis – May 3, 2012 – Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended March 31, 2012.

Financial Highlights

For the first quarter ended March 31, 2012:

▪	Revenues increased 33% to $74.7 million from $56.2 million for the first quarter 2011;
▪	Services revenue increased 32% to $66.2 million from $50.2 million for the first quarter 2011;
▪
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.20 from $0.15 for the first quarter 2011;

▪	Earnings per share results on a fully diluted basis increased to $0.10 from $0.06 for the first quarter 2011;
▪	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 42% to $10.1 million from $7.1 million for the first quarter 2011;
▪	Net income increased 67% to $3.0 million compared to $1.8 million for the first quarter 2011; and
▪
On May 1, 2012, the Company’s Board of Directors authorized the repurchase of up to an additional $10.0 million of Perficient’s common stock for a total repurchase program of $70.0 million and extended the share repurchase program to Dec. 31, 2013. The Company has repurchased 7.5 million shares of its stock at a cost of approximately $55.6 million.

“Strong growth and increased bill rates drove record revenues during the first quarter,” said Jeffrey Davis, Perficient’s chief executive officer and president. “On top of our solid delivery performance, bookings during the quarter increased 40% sequentially over the fourth quarter, which previously represented the strongest bookings period in Company history. We’re winning an increasing amount of large, longer-term deals that has Perficient well-positioned for significant growth in 2012.”

“Projected sequential revenue growth and improving gross margins should result in a further earnings increase in the second quarter,” said Paul Martin, Perficient’s chief financial officer.  “Perficient continues to generate the cash flows necessary to provide us the flexibility to invest in the business and pursue accretive acquisitions.”

Other Highlights

Among other recent and 2012 achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  Children’s Medical Center of Dallas, Lexmark International, Lowe’s, The Men’s Wearhouse, NASCO, New York University Medical Center, TBC Corporation, Tishman Speyer, Tractor Supply and many more;

-- Was recognized as one of IDG’s Computerworld Honors Program 2012 Laureates for its innovative work with Texas Children’s Hospital. The annual award program honors visionary applications of information technology promoting positive social, economic and educational change;

-- Received the “Best Practice Award” at Microsoft’s Southwest District bi-annual partner briefing.  The Best Practice Award recognizes exceptional partner expertise or competency in a specific industry, vertical, solution or segment; and

-- Completed the acquisition of PointBridge Solutions, LLC, a $17 million annual services revenue business and technology consulting firm focused on collaboration, web content management, unified communications and business intelligence.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Perficient expects its second quarter 2012 services and software revenue, including reimbursed expenses, to be in the range of $77.5 million to $82.3 million, comprised of $74.1 million to $77.9 million of revenue from services including reimbursed expenses and $3.4 million to $4.4 million of revenue from sales of software. The midpoint of second quarter 2012 services revenue guidance represents growth of 21% over second quarter 2011 services revenue.

Conference Call Details
Perficient will host a conference call regarding first quarter 2012 financial results today at 10 a.m. Eastern.

WHAT: Perficient First Quarter 2012 Results
WHEN: Thursday, May 3, 2012, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 866-804-6921 (U.S. and Canada) 857-350-1667 (International)
PARTICIPANT PASSCODE: 51187319
REPLAY TIMES: Thursday, May 3, 2012, at 11 a.m. Eastern, through Thursday, May 10, 2012
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 57169248

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China.  Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, an EMC Select Services Team Partner, and an Oracle Platinum Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2012.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended March 31, 2012.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to

Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Revenues
Services	$66,167	$50,210
Software and hardware	4,614	3,376
Reimbursable expenses	3,917	2,659
Total revenues	74,698	56,245

Cost of revenues
Project personnel costs	42,699	32,437
Software and hardware costs	3,850	2,813
Reimbursable expenses	3,917	2,659
Other project related expenses	926	1,486
Stock compensation	659	561
Total cost of revenues	52,051	39,956

Gross margin	22,647	16,289

Selling, general and administrative	13,218	9,748
Stock compensation	1,574	1,516
	7,855	5,025

Depreciation	463	325
Amortization	1,565	1,143
Acquisition costs	701	503
Adjustment to fair value of contingent consideration	171	60
Income from operations	4,955	2,994

Net interest income (expense)	(13)	36
Net other income	46	6
Income before income taxes	4,988	3,036
Provision for income taxes	2,002	1,243
Net income	$2,986	$1,793

Basic net income per share	$0.10	$0.07

Diluted net income per share	$0.10	$0.06

Shares used in computing basic net income per share	28,556	27,442

Shares used in computing diluted net income per share	30,045	28,640

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$2,654	$9,732
Accounts receivable, net	66,092	60,892
Prepaid expenses	1,496	1,246
Other current assets	2,523	3,118
Total current assets	72,765	74,988
Property and equipment, net	3,797	3,490
Goodwill	142,173	132,038
Intangible assets, net	15,047	10,128
Other non-current assets	3,530	3,288
Total assets	$237,312	$223,932

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,440	$5,029
Other current liabilities	15,259	18,483
Total current liabilities	19,699	23,512
Long-term debt	6,200	-
Other non-current liabilities	1,406	1,461
Total liabilities	27,305	24,973

Stockholders' equity:
Common stock	37	36
Additional paid-in capital	257,475	248,855
Accumulated other comprehensive loss	(240)	(279)
Treasury stock	(55,593)	(54,995)
Retained earnings	8,328	5,342
Total stockholders' equity	210,007	198,959
Total liabilities and stockholders' equity	$237,312	$223,932

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income, and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, non-GAAP net income, and adjusted net income per share. In addition, some items that are excluded from non-GAAP net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, non-GAAP net income, and adjusted net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, non-GAAP net income, and adjusted net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating non-GAAP net income and adjusted net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisitions, and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purposes of calculating EBITDAS, non-GAAP net income, and adjusted net income per share because it is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
GAAP Net Income	$2,986	$1,793
Additions:
Provision for income taxes	2,002	1,243
Amortization	1,565	1,143
Acquisition costs	701	503
Adjustment to fair value of contingent consideration	171	60
Stock compensation	2,233	2,077
Adjusted Net Income Before Tax	9,658	6,819
Adjusted income tax (1)	3,786	2,653
Adjusted Net Income	$5,872	$4,166

GAAP Net Income Per Share (diluted)	$0.10	$0.06
Adjusted Net Income Per Share (diluted)	$0.20	$0.15
Shares used in computing GAAP and Adjusted Net Income Per Share (diluted)	30,045	28,640

(1) The estimated adjusted effective tax rate of 39.2% and 38.9% for the three months ended March 31, 2012 and 2011, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2012	2011
GAAP Net Income	$2,986	$1,793
Additions:
Provision for income taxes	2,002	1,243
Net interest expense (income)	13	(36)
Net other income	(46)	(6)
Depreciation	463	325
Amortization	1,565	1,143
Acquisition costs	701	503
Adjustment to fair value of contingent consideration	171	60
Stock compensation	2,233	2,077
EBITDAS (1)	$10,088	$7,102

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.